Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form S-1, of our report dated August 18, 2020, relating to the balance sheet of Tailwind Acquisition Corp. as of June 8, 2020 and the related statements of operations, changes in stockholder’s equity and cash flows for the period from May 29, 2020 (inception) through June 8, 2020, and to the reference to our Firm under the caption “Experts” in the Prospectus.

/s/ WithumSmith+Brown, PC

New York, New York
August 18, 2020